As filed with the Securities and Exchange Commission on July 23, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAÑA Y MONTERO S.A.A.

(Exact name of Registrant as specified in its charter)

Republic of Peru	1600	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Graña y Montero S.A.A.

Av. Paseo de la República 4667

Surquillo

Lima 34, Peru

(51) (1) 213-6565

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

1-800-223-7567

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Juan Francisco Méndez Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2579	Claudia Drago Morante Chief Legal Officer Graña y Montero S.A.A. Av. Paseo de la República Surquillo Lima 34, Peru (51) (1) 213-6565	Nicholas Kronfeld Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4950

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-189067

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common shares(4)	18,720,935	S/.11.75 (US$4.23)	US$79,189,555	US$10,802

(1)	Includes common shares that the underwriters may purchase solely to cover over-allotments, if any, and common shares that are to be offered outside the United States but that may be resold from time to time in the United States in transactions requiring registration under the Securities Act. Offers and sales of common shares outside the United States are being made pursuant to Regulation S and are not covered by the Registration Statement. All or part of these common shares may be represented by American depositary shares, each of which represents five of our common shares. The common shares being registered under this Registration Statement are in addition to the common shares registered pursuant to the Registration Statement on Form F-1 (333-189067).
(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3)	Registrant previously paid US$3,247.
(4)	A separate Registration Statement on Form F-6 has been filed for the registration of ADSs issuable upon deposit of the common shares registered hereby.

This Registration Statement shall become effective upon filing with the Commission in accordance with 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed with respect to the registration of additional common shares of Graña y Montero S.A.A. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”). Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-189067) of Graña y Montero S.A.A., declared effective by the Securities and Exchange Commission on July 23, 2013, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The Registrant hereby certifies to the Securities and Exchange Commission that it will pay the Securities and Exchange Commission the filing fee set forth in the cover page of this Registration Statement by wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on July 24, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lima, Peru, on July 23, 2013.

GRAÑA Y MONTERO S.A.A.

By:	/s/ Mario Alvarado Pflucker
Name:	Mario Alvarado Pflucker
Title:	Chief Executive Officer

By:	/s/ Mónica Miloslavich Hart
Name:	Mónica Miloslavich Hart
Title:	Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on July 23, 2013 in the capacities indicated.

Signature

* Mario Alvarado Pflucker	Chief Executive Officer / Director

* Mónica Miloslavich Hart	Chief Financial Officer and Principal Accounting Officer

* José Graña Miró Quesada	Director

* Carlos Montero Graña	Director

* Luis Miró Quesada Valega	Director

* José Chlimper Ackerman	Director

* Roberto Abusada Salah	Director

* José Antonio Colomer Guiu	Director

* Hernando Graña Acuña	Director

* Hugo Santa María Guzmán	Director

/s/ Mario Alvarado Pflucker Mario Alvarado Pflucker

/s/ Mónica Miloslavich Hart Mónica Miloslavich Hart

*	Signed by Mario Alvarado Pflucker and Mónica Miloslavich Hart, as attorneys-in-fact.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of GRAÑA Y MONTERO S.A.A., has signed this Registration Statement in Newark, Delaware, on July 23, 2013.

Authorized Representative

By:	/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director Puglisi and Associates

EXHIBITS

All exhibits filed with Registration Statement No. 333-189067 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith.

Exhibit Number	Description of Document

5.1	Opinion of Muñiz, Ramírez, Pérez-Taiman & Olaya Abogados regarding the validity of the common shares being registered

23.1	Consent of Dongo, Soria, Gaveglio y Asociados Sociedad Civil de Responsabilidad Limitada, a member firm of PricewaterhouseCoopers

23.2	Consent of Muñiz, Ramírez, Pérez-Taiman & Olaya Abogados, Peruvian legal counsel of the Registrant

24.1	Power of Attorney (previously filed as Exhibit 24.1 to Registration Statement No. 333-189067)